NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("ACT"), OR APPLICABLE STATE LAW. THIS WARRANT AND THE SHARES UNDERLYING IT MAY NOT BE PLEDGED, SOLD, ASSIGNED OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT THERETO UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAW, OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED.



             VOID AFTER 5:00 P.M. EASTERN TIME, ___________, 200___

                                     WARRANT

                               For the Purchase of

                        _________ Shares of Common Stock
                                       of

                                  AVITAR, INC.


1. Warrant.


     THIS CERTIFIES THAT, for good and valuable consideration, duly paid by or on behalf of ______________________ ("Holder"), as registered owner of this Warrant, to Avitar, Inc., a Delaware corporation ("Company"), Holder is entitled, at any time or from time to time at or after ________, 2003 ("Commencement Date"), and at or before 5:00 p.m., Eastern Time on __________, 2008 ("Expiration Date"), but not thereafter, to subscribe for, purchase and receive, in whole or in part, up to __________ (_______) shares of common stock of the Company ("Common Stock"). Notwithstanding the foregoing, this Warrant may not be exercised until the Company has obtained stockholder approval of the issuance of the Common Stock to be issued upon exercise of the Warrant as may be required by the American Stock Exchange, and the Company hereby commits to seek such approval from the stockholders by July ___, 2003. If the Expiration Date is a day on which banking institutions are authorized by law to close, then this Warrant may be exercised on the next succeeding day that is not such a day in accordance with the terms herein. During the period ending on the Expiration Date, the Company agrees not to take any action that would terminate the Warrant. This Warrant is being issued in connection with the issuance and sale by the Company of units ("Units") consisting of a $50,000 senior subordinated promissory note ("Note") and 300,000 shares of common stock, $.01 par value ("Common Stock") in an private placement offering ("Offering") for which HCFP Securities, LLC has acted as Placement Agent.

2. Exercise.

     Exercise Price. This Warrant is initially exercisable at $____ per share of Common Stock purchased [equal to the conversion rate]; provided, however, that upon the occurrence of any of the events specified in Section 6 hereof, the rights granted by this Warrant, including the exercise price, and in certain circumstances the number of shares of Common Stock to be received upon such exercise, shall be adjusted as therein specified. The term "Exercise Price" shall mean the initial exercise price or the adjusted exercise price, depending on the context, to purchase one share of Common Stock.

     2.1 Exercise Notice; Payment for Shares. In order to exercise this Warrant, the exercise notice form attached hereto must be duly executed and completed and delivered to the Company, together with this Warrant and payment of the Exercise Price multiplied by the number of shares of Common Stock for which this Warrant is being exercised (except as provided in Section 2.4 hereof) in cash or by certified check or official bank check for the shares being purchased. If this Warrant has not been wholly exercised at or before 5:00 p.m., Eastern time, on the Expiration Date, this Warrant shall become and be void at such date and time without further force or effect, and all rights represented hereby shall cease and expire.

     2.2 Legend. Each certificate for shares of Common Stock purchased under this Warrant shall bear the following legend: ------


     "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended ("Act") or applicable state law. The shares may not be pledged, sold, assigned or transferred in the absence of an effective registration statement with respect thereto under the Act and any applicable state securities law, or unless the Company receives an opinion of counsel, satisfactory to the Company, that such registration is not required."


     Notwithstanding the foregoing, if the shares of Common Stock have been registered and are the subject of a current and effective registration statement at the time of exercise, then the following legend will be used in lieu of the foregoing legend:

     "The shares represented by this certificate have been registered under the Securities Act of 1933, as amended ("Act") and may be sold pursuant thereto in accordance with the prospectus delivery requirements of the Act."

     2.3 Conversion Right.

          2.3.1 Determination of Amount. In lieu of the payment of the Exercise Price multiplied by the number of shares of Common Stock for which the Warrant is being exercised in the manner required by Section 2.2, the Holder shall have the right (but not the obligation) to convert any exercisable but unexercised portion of this Warrant into securities ("Conversion Right") as follows: Upon exercise of the Conversion Right, the Company will deliver to the Holder (without payment by the Holder of any of the Exercise Price in cash) that number of shares equal to the quotient obtained by dividing (x) the "Value" (as defined below) of the portion of the Warrants being converted by (y) the "Market Price" (as defined below). The "Value" of the portion of the Warrants being converted will equal the remainder derived from subtracting (a) the Exercise Price multiplied by the number of shares underlying the portion of the Warrants being converted from (b) the Market Price multiplied by the number of shares underlying the portion of the Warrants being converted. As used herein, the term "Market Price" is deemed to be product of (x) the last reported sale price of the Common Stock on the date prior to the date the Conversion Right is exercised, or, in case no such reported sale takes place on such day, the average of the last reported sale prices for the immediately preceding three trading days, in either case as officially reported by the principal securities exchange on which the Common Stock is listed or admitted to trading, or, if the Common Stock is not listed or admitted to trading on any national securities exchange or if any such exchange on which the Common Stock is listed is not its principal trading market, the last reported sale price as furnished by the National Association Securities Dealers, Inc. through the Nasdaq National Market or SmallCap Market, or, if applicable, the OTC Bulletin Board, or if the Common Stock is not listed or admitted to trading on any of the foregoing markets, or similar organization, as determined in good faith by resolution of the Board of Directors of the Company, based on the best information available to it.

     2.4 Mechanics of Conversion Right. The Conversion Right may be exercised by the Holder on any business day on or after the Commencement Date and not later than the Expiration Date, except as otherwise provided in Section 2.1 hereof, by delivering to the Company the Warrants with a duly executed exercise form attached hereto with the conversion section completed exercising the Conversion Right.

3. Transfer Restrictions. The registered Holder of this Warrant, by its acceptance hereof, agrees that it will not sell, transfer or assign or hypothecate this Warrant to anyone except upon compliance with, or pursuant to exemptions from, applicable securities laws. In order to make any permitted assignment, the Holder must deliver to the Company the assignment form attached hereto duly executed and completed, together with this Warrant and payment of all transfer taxes, if any, payable in connection therewith. The Company shall promptly transfer this Warrant on the books of the Company and shall execute and deliver a new Warrant or Warrants of like tenor to the appropriate assignee(s) expressly evidencing the right to purchase the aggregate number of shares of Common Stock purchasable hereunder or such portion of such number as shall be contemplated by any such assignment; provided that there is then an effective registration statement with respect thereto under the Act and any applicable state securities laws, or the Company receives an opinion of counsel, satisfactory to the Company, that such registration is not required

4. New Warrants to be Issued.

     4.1 Partial Exercise or Transfer. Subject to the restrictions in Section 3 hereof, this Warrant may be exercised or assigned in whole or in part. In the event of the exercise or assignment hereof in part only, upon surrender of this Warrant for cancellation, together with the duly executed exercise or assignment form and funds (or conversion equivalent) sufficient to pay any Exercise Price multiplied by the number of shares of Common Stock for which this Warrant is exercised and/or transfer tax, the Company shall cause to be delivered to the Holder without charge a new Warrant of like tenor to this Warrant in the name of the Holder evidencing the right of the Holder to purchase the aggregate number of shares of Common Stock as to which this Warrant has not then been exercised or assigned.

     4.2 Lost Certificate. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant and of reasonably satisfactory indemnification, the Company shall execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered as a result of such loss, theft, mutilation or destruction shall constitute a substitute contractual obligation on the part of the Company.

5.       Registration Rights.

     5.1 Registration Obligation. The Holder shall be entitled to the same registration rights with respect to the resale of the Common Stock issuable upon exercise of this Warrant ("Warrant Shares") as the Company has granted to investors in the Offering as described in the Subscription Agreement entered into by the Company and each such investor, a form of which is attached as
Exhibit 4 to the Disclosure Package dated _____________, 2003 relating to the Offering, including, without limitation and subject to the limitations and obligations set forth therein, the registration obligation set forth in Section 7 of Schedule 1 to the Subscription Agreement (described in more detail below in subsections 5.3).

     5.2 Successors and Assigns. The registration rights granted to the Holder inure to the benefit of all the Holder's successors, heirs, pledgees, assignees, transferees and purchasers of this Warrant or the Warrant Shares.

     5.3 Registration Obligation and Extra Shares. The Company shall file a Registration Statement ("Registration Statement") under the Securities Act of 1933, as amended ("Securities Act") with the Securities and Exchange Commission, registering the Warrant Shares. The Company agrees to file the Registration Statement as soon as practicable, but not later than 45 days after the Final Closing of the Offering. The Company agrees to use its best efforts to have the Registration Statement declared effective as soon as practicable, but in no event later than the 90th day after the Final Closing of the Offering("Target Date") If the Company shall either fail to file the Registration Statement by the 45th day after the Final Closing or to have the Registration Statement declared effective by the Target Date, then on the Target Date and on each monthly anniversary of the Target Date thereafter until the earlier of the effective date of the Registration Statement ("Effective Date") or the 19th monthly anniversary of the Target Date, the Company shall issue to the holder of the Warrant, as liquidated damages, the holder's pro rata portion of that number of shares of Common Stock equal to 4% of all the penalty shares issued to the holders of Notes (or their successors) originally sold in the Offering where the proration is based on the number of Warrants held by the holder in proportion to all the Warrants of like tenor issued in respect of the Offering ("Penalty Shares"). The Company agrees that it shall include the Penalty Shares, if any, in the Registration Statement. The Company shall keep the Registration Statement effective and current until all the securities thereunder are sold or until all the securities may be sold by the holders thereof under Rule 144(k) or otherwise without any restriction. The Company will pay all fees and expenses incurred by the Company in connection with the preparation and filing of the Registration Statement with the SEC.

     5.4 "Piggy-Back" Registration Rights. If at any time the Company files a registration statement (excluding registration statements on Forms S-4 and S-8) and the Warrant Shares are not the subject of a current and effective registration statement, the Holder has the right to include in such registration statement its Warrant Shares for resale; provided, however, that if, in the written opinion of the Company's managing underwriter or underwriters, if any, for such offering (the "Underwriter"), the inclusion of such Warrant Shares, when added to the securities being registered by the Company or the selling stockholder(s), will exceed the maximum amount of the Company's securities which can be marketed (i) at a price reasonably related to their then current market value, or (ii) without materially and adversely affecting the entire offering, the Company shall nevertheless register all or any portion of the Warrant Shares required to be so registered but such Warrant Shares shall not be sold by the Holder until 90 days after the registration statement for such offering has become effective; and provided further that, if any securities are registered for resale on behalf of other securityholders in such offering and such securityholders have not agreed to defer such sale until the expiration of such 90 day period, the number of securities to be sold by all stockholders in such public offering during such 90 day period shall be apportioned pro rata among all such selling stockholders, including all holders of the Warrant Shares, according to the total amount of securities of the Company proposed to be sold by said selling stockholders, including all holders of the Warrant Shares.

6. Adjustments.

     6.1 Adjustments to Exercise Price and Number of Shares. The Exercise Price and the number of shares of Common Stock underlying this Warrant shall be subject to adjustment from time to time as hereinafter set forth:

          6.1.1 Stock Dividends - Recapitalization, Reclassification, Split-Ups. If, after the date hereof, and subject to the provisions of Section 6.2 below, the number of outstanding shares of Common Stock is increased by a stock dividend on the Common Stock payable in shares of Common Stock or by a split-up, recapitalization or reclassification of shares of Common Stock or other similar event, then, on the effective date thereof, the number of shares of Common Stock issuable on exercise of this Warrant shall be increased in proportion to such increase in outstanding shares.

          6.1.2 Aggregation of Shares. If after the date hereof, the number of outstanding shares of Common Stock is decreased by a consolidation, combination or reclassification of shares of Common Stock or other similar event, then, upon the effective date thereof, subject to the provisions of
     Section 6.2 below, the number of shares of Common Stock issuable on exercise of this Warrant shall be decreased in proportion to such decrease in outstanding shares.

          6.1.3 No Impairment. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but will at all times in good faith assist in the carrying out of all the provisions of this Section 7 and in the taking of all such actions as may be necessary or appropriate in order to protect against impairment of the rights of the Holder of this Warrant to adjustments in the Exercise Price.

          6.1.4 Notice of Adjustment. Upon the happening of any event requiring an adjustment of the Exercise Price hereunder, the Company shall forthwith give written notice thereof to the Holder of this Warrant stating the adjusted Exercise Price and the adjusted number of shares of Common Stock underlying the Warrants resulting from such event and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based ("Price Notice"). The Price Notice shall describe the event causing the change and the method of calculating same and shall be certified as being true and accurate by the Company's President and Chief Financial Officer.

          6.1.5 Replacement of Shares upon Reorganization, etc. In case of any reclassification or reorganization of the outstanding shares of Common Stock other than a change covered by Section 6.1.1 hereof or which solely affects the par value of such shares of Common Stock, or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification or reorganization of the outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of the property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the Holder of this Warrant shall have the right thereafter (until the expiration of the right of exercise of this Warrant) to receive upon the exercise hereof, for the same aggregate Exercise Price payable hereunder immediately prior to such event, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or other transfer, by a Holder of the number of shares of Common Stock of the Company obtainable upon exercise of this Warrant immediately prior to such event. The provisions of this Section 6.1 shall similarly apply to successive reclassifications, reorganizations, mergers or consolidations, sales or other transfers.

          6.1.6 Adjustments in Exercise Price. Whenever the number of shares of Common Stock purchasable upon the exercise of this Warrant is adjusted, as provided in this Section 6.1, the Exercise Price shall be adjusted (to the nearest cent) by multiplying such Exercise Price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of shares of Common Stock purchasable upon the exercise of this Warrant immediately prior to such adjustment, and (y) the denominator of which shall be the number of shares of Common Stock purchasable immediately thereafter.

          6.1.7 Additional Adjustment. In addition to the other adjustments to the Exercise Price provided in this Section 6.1, if the Company issues any Common Stock at an effective price per share less than the then Exercise Price or issues any securities that gives the right of conversion or purchase of Common Stock at an effective price that is less than the then Exercise Price, as adjusted from time to time, then the Exercise Price will be adjusted automatically to such lower purchase or conversion price and then subject to such further adjustments as herein provided.

          6.1.8 Changes in Form of Warrant. This form of Warrant need not be changed because of any change pursuant to this Section, and Warrants issued after such change may state the same Exercise Price and the same number of shares of Common Stock and Warrants as are stated in the Warrants initially issued pursuant to this Agreement. The acceptance by the Holder of the issuance of new Warrants reflecting a required or permissive change shall not be deemed to waive any rights to a prior adjustment or the computation thereof.

     6.2 Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of shares of Common Stock upon the exercise of this Warrant, nor shall it be required to issue scrip or pay cash in lieu of any fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of shares of Common Stock or other securities, properties or rights.

7. Reservation and Listing. The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon exercise of this Warrant, such number of shares of Common Stock or other securities, properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of the Warrants and payment of the Exercise Price therefor, all shares of Common Stock and other securities issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable and not subject to preemptive rights of any stockholder. As long as the Warrants shall be outstanding, the Company shall use its best efforts to cause all shares of Common Stock issuable upon exercise of the Warrants to be listed (subject to official notice of issuance) on all securities exchanges (or, if applicable on Nasdaq or the OTC Bulletin Board) on which the Common Stock is then listed and/or quoted.

8. Certain Notice Requirements.

     8.1 Holder's Right to Receive Notice. Nothing herein shall be construed as conferring upon the Holder the right to vote or consent or to receive notice as a stockholder for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the expiration of the Warrants and their exercise, any of the events described in Section 8.2 shall occur, then, in one or more of said events, the Company shall use its best efforts to give written notice of such event at least fifteen days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, rights offering, merger or reorganization, or entitled to vote on such proposed dissolution, liquidation, winding up or sale (or such lesser number of days as may be practicable (but in no event less than five business days) based on the date on which the Board of Directors acts to set such record date or transfer book closing). Such notice shall specify such record date or the date of the closing of the transfer books, as the case may be.

     8.2 Events Requiring Notice. The Company shall be required to give the notice described in this Section 8 upon one or more of the following events: (i) if the Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution, (ii) the Company shall offer to all the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor, (iii) a merger or reorganization in which the Company is not the surviving party or (iv) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business shall be proposed.

     8.3 Transmittal of Notices. All notices, requests, consents and other communications under this Warrant must be in writing and are sufficiently given if delivered to the addressees in person, facsimile, by overnight courier service (such as federal express), or, if mailed, postage prepaid, by certified mail (return receipt requested), and will be effective three days after being placed in the mail if mailed, or upon receipt or refusal of receipt, if delivered personally or by overnight courier service, courier or confirmed telecopy, in each case addressed as follows: (i) if to the registered Holder of this Warrant, to the address of such Holder as shown on the books of the Company, or (ii) if to the Company, to its principal executive office, attention: Chief Financial Officer.

9. Miscellaneous.

     9.1 Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Warrant.

     9.2 Entire Agreement. This Warrant (together with the other agreements and documents being delivered pursuant to or in connection with this Warrant) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

     9.3 Binding Effect. This Warrant shall inure solely to the benefit of and shall be binding upon, the Holder and the Company and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Warrant or any provisions herein contained.

     9.4 Governing Law; Submission to Jurisdiction. This Warrant will be deemed to have been made and delivered in New York City and will be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of New York. Each of the Company and the Holder hereby (i) agrees that any legal suit, action or proceeding arising out of or relating to this Warrant will be instituted exclusively in New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (ii) waives any objection to the venue of any such suit, action or proceeding and the right to assert that such forum is not a convenient forum for such suit, action or proceeding, (iii) irrevocably consents to the jurisdiction of the New York State Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding, (iv) agrees to accept and acknowledge service of any and all process that may be served in any such suit, action or proceeding in New York State Supreme Court, County of New York or in the United States District Court for the Southern District of New York and (v) agrees that service of process upon it mailed by certified mail to its address set forth on the signature page of this Warrant will be deemed in every respect effective service of process upon it in any suit, action or proceeding.

     9.5 Waiver, Etc. The failure of the Company or the Holder to at any time enforce any of the provisions of this Warrant shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Warrant or any provision hereof or the right of the Company or any Holder to thereafter enforce each and every provision of this Warrant. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Warrant shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.


     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer as of the _____ day of _______________, 2003.

                                AVITAR, INC.



                                By:__________________________________
                                      Name:
                                      Title:

Form to be used to exercise Warrant:

===================================
-----------------------------------



Date:  _____________________, 200___

     The undersigned hereby elects irrevocably to exercise the within Warrant and to purchase ________ shares of Common Stock of Avitar, Inc. and hereby makes payment of $____________ (at the rate of $_________ per share of Common Stock) in payment of the Exercise Price pursuant thereto. Please issue the Common Stock as to which this Warrant is exercised in accordance with the instructions given below.

                                       or

     The undersigned hereby elects irrevocably to exercise the within Warrant to purchase __________ Shares of Avitar, Inc. by surrender of the unexercised portion of the within Warrant. Please issue the shares of Common Stock in accordance with the instructions given below.

                                       and

     As of the date of exercise of this Warrant, the undersigned hereby represents and warrants to the Company that it is an "Accredited Investor" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and is acquiring these securities for its own account and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same. The undersigned further represents that it does not have any contract, agreement, understanding or arrangement with any person to sell, transfer or grant the shares of Common Stock issuable under the Warrant. The undersigned understands that the shares it will be receiving are "restricted securities" under Federal securities laws inasmuch as they are being acquired from Avitar, Inc., in transactions not including any public offering and that under such laws such shares may be sold without registration under the Securities Act only in limited circumstances. The undersigned is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. The undersigned is a resident of or has its principal place of business and executive offices located in the State of _____________. The undersigned understands and acknowledges that the Company will rely on the accuracy of these representations and warranties in issuing the securities underlying the Warrant.



                                                     ---------------------------
                                                     Signature


---------------------------
Signature Guaranteed



     NOTICE: The signature to this form must correspond with the name as written upon the face of the within Warrant in every particular without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank, other than a savings bank, or by a trust company or by a firm having membership on a registered national securities exchange.

INSTRUCTIONS FOR REGISTRATION OF SECURITIES


Name              ________________________________________________________
                                            (Print in Block Letters)


Address  ________________________________________________________

Form to be used to assign Warrant:

                                   ASSIGNMENT


(To be executed by the registered Holder to effect a transfer of the within Warrant):

     FOR VALUE  RECEIVED,  ________________________________  does  hereby  sell, assign and transfer unto _________________________________ the right to purchase _____________________ shares of Common Stock of Avitar, Inc. ("Company") evidenced by the within Warrant and does hereby authorize the Company to transfer such right on the books of the Company.


Dated:____________________, 200___



                                                     ---------------------------
                                                     Signature






     NOTICE: The signature to this form must correspond with the name as written upon the face of the within Warrant in every particular without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank, other than a savings bank, or by a trust company or by a firm having membership on a registered national securities exchange.